Exhibit 99.1

Jack in the Box Inc. Announces Departure of CFO, Lance Tucker

SAN DIEGO--(BUSINESS WIRE)--July 30, 2020--Jack in the Box Inc. (NASDAQ: JACK) announced today that Lance Tucker, Executive Vice President and Chief Financial Officer, has provided his intent to resign and will be leaving the company effective within the next six weeks. The company has initiated a search for a new Chief Financial Officer. While the company searches to identify a successor, the senior members of the company’s finance department will assume Tucker’s responsibilities on an interim basis.

Dawn Hooper, the company’s controller, has been appointed to principal financial officer effective on Tucker’s last day. Hooper has been with Jack in the Box Inc. for almost 20 years, with her tenure in leadership positions within finance. She, in conjunction with Sean Bogue, the company’s treasurer, will ensure a smooth transition. Hooper will report to Darin Harris, CEO, until Tucker’s successor is named.

Tucker has been with Jack in the Box Inc. for over two years and was paramount in implementing the company’s securitization.

Darin Harris, CEO, said, “While we have only worked together for a short time, I appreciate Lance’s leadership and strategic thinking. He has made a positive impact on the business and the executive leadership team here at Jack in the Box. We wish him the best of luck and are certain the finance team will be in good hands until his successor is named.”

About Jack in the Box Inc.

Jack in the Box Inc. (NASDAQ: JACK), based in San Diego, is a restaurant company that operates and franchises Jack in the Box® restaurants, one of the nation’s largest hamburger chains, with more than 2,220 restaurants in 21 states. Known as the pioneer of all-day breakfast, and the late night category, Jack in the Box prides itself on being the curly fry in a world of regular fries. For more information on Jack in the Box, including franchising opportunities, visit www.jackinthebox.com. If you have media inquiries, please reach out to media@jackinthebox.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of the federal securities laws. Forward-looking statements may be identified by words such as “anticipate,” “believe,” “estimate,” “expect,” “forecast,” “goals,” “guidance,” “intend,” “plan,” “project,” “may,” “will,” “would” and similar expressions. These statements are based on management’s current expectations, estimates, forecasts and projections about our business and the industry in which we operate. These estimates and assumptions involve known and unknown risks, uncertainties, and other factors that are in some cases beyond our control. Factors that may cause our actual results to differ materially from any forward-looking statements include, but are not limited to: the potential impacts to our business and operations resulting from the coronavirus COVID-19 pandemic, the success of new products, marketing initiatives and restaurant remodels and drive-thru enhancements; the impact of competition, unemployment, trends in consumer spending patterns and commodity costs; the company's ability to reduce G&A and operate efficiently; the company’s ability to achieve and manage its planned growth, which is affected by the availability of a sufficient number of suitable new restaurant sites, the performance of new restaurants, risks relating to expansion into new markets and successful franchise development; the ability to attract, train and retain top-performing personnel, litigation risks; risks associated with disagreements with franchisees; supply chain disruption; food-safety incidents or negative publicity impacting the reputation of the company's brand; increased regulatory and legal complexities, including federal, state and local policies regarding mitigation strategies for controlling the coronavirus COVID-19 pandemic, risks associated with the amount and terms of the securitized debt issued by certain of our wholly owned subsidiaries; and stock market volatility. These and other factors are discussed in the company’s annual report on Form 10-K and its periodic reports on Form 10-Q filed with the Securities and Exchange Commission, which are available online at http://investors.jackinthebox.com or in hard copy upon request. The company undertakes no obligation to update or revise any forward-looking statement, whether as the result of new information or otherwise.

Contacts

Investor Contact:
Rachel Webb, (858) 571-2683